Exhibit 99.1
Global Traffic Network (UK) Limited Awarded Traffic Radio Contract by United
Kingdom Highways Agency
Company also provides update on UK strategy and guidance for fiscal year 2008 financial performance
NEW YORK, Apr 09, 2008 (BUSINESS WIRE) — Global Traffic Network, Inc. (Nasdaq: GNET), a leading provider of custom traffic and news reports to radio and television stations outside the U.S., today announced its subsidiary, Global Traffic Network (UK) Limited, has been awarded the Traffic Radio Service contract by the Highways Agency of the United Kingdom. The Highways Agency is an executive agency of the United Kingdom Department for Transport and is responsible for operating, maintaining and improving the strategic trunk road network in England on behalf of the Secretary of State for Transport. Under the contract, Global Traffic Network’s UK subsidiary will provide traffic radio reports via digital audio broadcasting stations throughout England, with a possible expansion of service to include Scotland, Wales and Northern Ireland. The initial contract term is through September 2011, subject to a possible extension through the summer of 2012, during which London is scheduled to host the 2012 Summer Olympic Games. The maximum revenue associated with the contract, assuming expansion of service to all markets through the summer of 2012 is approximately GBP 14 million (or approximately $27.5 million). The Company expects to launch service under the contract on July 1, 2008 and anticipates initial annual revenue from the contract of approximately GBP 2.6 million.
“We are extremely pleased to be awarded the Traffic Radio Service contract,” commented William L. Yde III, Chairman, Chief Executive Officer and President of Global Traffic Network. “To be awarded the contract by the Highways Agency in a bidding contest with multiple highly qualified applicants is a testament to our knowledge of the traffic business and the abilities of the executives in charge of our UK operations. Without the tireless efforts of Paul Hutton, our UK Managing Director, Kim Applegarth, our Operations Director, and their staff, obtaining this contract would not have been possible. This contract should pay for much of the infrastructure necessary to offer our core traffic reporting services to radio stations throughout the United Kingdom.”
“With the award of the Highway’s Agency contract and our initial success in signing radio station affiliates, currently at eleven stations, we feel that we have established the foundation to launch our service in the United Kingdom,” continued Mr. Yde. “Although we continue to assess potential acquisition opportunities in the United Kingdom, we do not believe that expansion through acquisition is critical to long-term operating success in that market.”
The Company also provided guidance related to financial projections for its fiscal year 2008, ending June 30, 2008. The Company’s guidance forecasts consolidated net revenues in the range of $49 to $52 million, and Adjusted Operating Income of approximately $4.9 to $5.2 million. The Company defines Adjusted Operating Income as operating income plus depreciation and amortization expense. The Company does not expect to recognize revenue from the Highway’s Agency contract until fiscal 2009.

The forecasted ranges for consolidated net revenues and Adjusted Operating Income reflect management’s best estimates of the future financial performance based on previous announced financial results for the six-months ended December 31, 2007, the Company’s internal financial statements for the months of January and February 2008 (which have not been subject to review or audit by the Company’s independent registered public accounting firm), management’s good faith estimate of March 2008 results and expectations for the fourth fiscal quarter ending June 30, 2008. The Company’s financial projections are subject to adjustments based upon, among other things, unanticipated changes in foreign exchange rates, actual operating results for the fourth fiscal quarter and the audit of the Company’s fiscal 2008 financial statements. Therefore, actual financial results may differ materially from the projections reflected above. The Company does not intend to provide guidance as to future financial performance on a regular basis in the future.
About Global Traffic Network
Global Traffic Network, Inc. (Nasdaq: GNET) is a leading provider of custom traffic and news reports to radio and television stations outside the U.S. The Company operates the largest traffic and news network in Australia, operates traffic networks in seven Canadian markets and has recently commenced operations in the United Kingdom. In exchange for providing custom traffic and news reports, television and radio stations provide Global Traffic Network with commercial airtime inventory that the Company sells to advertisers. As a result, radio and television stations incur no out-of-pocket costs when contracting to use Global Traffic Network’s services. For more information, visit the Company’s website at www.globaltrafficnetwork.com.
This press release contains statements that constitute forward-looking statements. These statements reflect our current views with respect to future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those discussed under the heading “Risk Factors” and elsewhere in our annual report 10-K that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated or implied by these forward-looking statements. These statements can be recognized by the use of words such as “may,” “will,” “intend,” “ should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “ predict,” “potential,” “plan,” “is designed to,” “target” or the negative of these terms, and similar expressions. We do not undertake to revise any forward-looking statements to reflect future events or circumstances.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
Global Traffic Network, Inc. defines Adjusted Operating Income as net operating income adjusted to exclude depreciation and amortization expense. The Company uses Adjusted Operating Income, among other things, to evaluate its operating performance. The Company believes the presentation of this measure is relevant and useful for investors because it helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, the Company believes this measure is among the measures used by investors, analysts and peers in the media industry for purposes of evaluation and comparing its operating performance to other companies.

Adjusted Operating Income is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”) and it should not be considered in isolation of, or as a substitute for, net operating income as an indicator of operating performance. Because Adjusted Operating Income excludes certain financial information compared with net operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. In addition, Adjusted Operating Income may not be comparable to measures of adjusted operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), operating cash flow or similarly titled measures employed by other companies. In addition, this measure is not necessarily a measure of the Company’s ability to fund its cash needs.
The following presents the reconciliation of projected net operating income to projected Adjusted Operating Income for the fiscal year ending June 30, 2008.

Reconciliation of projected net operating income to projected Adjusted
Operating Income
Fiscal Year Ending
June 30, 2008
Projected net operating income	$3.5 million to $3.8 million
Add back:
Projected depreciation and amortization expense	$1.4 million to $1.5 million

Projected Adjusted Operating Income	$4.9 million to $5.3 million

SOURCE: Global Traffic Network, Inc.

KCSA Strategic Communications
David Burke / Lee Roth, 212-682-6300
dburke@kcsa.com / lroth@kcsa.com
or
Global Traffic Network, Inc.
Scott Cody, 212-896-1255
Chief Financial Officer & Chief Operating Officer
scott.cody@globaltrafficnet.com

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